SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 28, 2012, BioZone Pharmaceuticals, Inc. (the “Company”) issued 10% convertible promissory notes (the “Revised Notes”) with an aggregate principal amount of $455,274 and warrants (the “Warrants”) to purchase 2,250,000 shares of the Company’s common stock at an exercise price of $0.40 per share to certain holders of the Company’s previously issued promissory notes (the “Prior Notes”) with an aggregate amount of principle and accrued interest due as of such date equal to the aggregate principle amount of the Revised Notes. The Prior Notes, described on Form 8-K filed with the Securities and Exchange Commission on June 20, 2012 and April 24, 2012, have been cancelled.

The Revised Notes bear interest at the rate of 10% per annum and mature two years from their issue date.  The Company may prepay any outstanding amounts owing under the Revised Notes, in whole or in part, at any time prior to the maturity date.  The entire remaining principal amount and all accrued but unpaid or unconverted interest thereof, is due and payable on the earlier of the maturity date or the occurrence of an Event of Default (as defined in the Note). The Revised Notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.20 per share.

The Warrant is immediately exercisable and expires ten years after the date of issuance.  The Warrant has an initial exercise price of $0.40 per share. The Warrant is exercisable in cash or by way of a “cashless exercise”.

The Company is prohibited from effecting a conversion of the Revised Notes or exercise of the Warrants, to the extent that as a result of such conversion or exercise, the holder would beneficially own more than 4.99% (subject to waiver) in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Revised Note or exercise of such Warrant, as the case may be.

The Revised Notes and the Warrants were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

The foregoing descriptions of the Revised Note and the Warrant are not complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2, annexed hereto.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Note
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: July 5, 2012	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer